AMENDMENT NO. 1
TO THE SETTLEMENT AGREEMENT AND MUTUAL RELEASES

This AMENDMENT NO. 1 TO THE SETTLEMENT AGREEMENT AND MUTUAL RELEASES (the "Amendment") is made and entered into, as of the date on which it is fully executed, as indicated by the signatures below, by and among the Stilwell Group (as defined in the Settlement Agreement and Mutual Releases (the "Agreement")), Spencer L. Schneider, an individual, First Financial Northwest, Inc., a Washington corporation (the "Company"), Raymond J. Riley, an individual, Carl T. Hagberg and Associates, a sole proprietorship registered in New Jersey, and Victor Karpiak, an individual (collectively, "the parties" and each a "party").

RECITALS

WHEREAS, the parties entered into the Agreement as of December 20, 2012;

WHEREAS, the Agreement requires, inter alia, that Mr. Schneider be appointed to the Boards of Directors of the Company, First Savings Bank Northwest (the "Bank"), and First Financial Diversified Corporation ("Diversified");

WHEREAS, the parties desire to modify the Agreement to provide for the appointment of Kevin D. Padrick to the Boards of Directors of the Company, the Bank, and Diversified in lieu of the appointment of Mr. Schneider to those boards, and otherwise to modify the Agreement to accommodate the substitution of Mr. Padrick for Mr. Schneider; and

WHEREAS, Mr. Padrick is a Senior Principal and co-founder of Obsidian Finance Group, LLC, with offices at 5 Centerpointe Drive, Suite 590, Lake Oswego, Oregon 97035;

NOW, THEREFORE, in consideration of the mutual promises, representations, covenants and agreements of the parties contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which the parties hereby acknowledge, the parties hereto, intending to be legally bound, agree as follows:

TERMS

1.	Substitution of Mr. Padrick for Mr. Schneider

(a)           In the heading to Section 1.1, the reference to "Mr. Schneider" is changed to "Mr. Padrick."

(b)           Restyle Sections 1.1(b), 1.1(c) and 1.1(d), respectively, as Sections 1.1(c), 1.1(d) and 1.1(e), respectively, and insert the following new Section 1.1(b) following Section 1.1(a):

(b)	The Board, having voted on December 19, 2012, to increase the size of the Board by one (1) director to a total of nine (9) directors and to appoint Mr. Schneider to fill that new position; and the parties having agreed that Mr. Padrick shall be substituted for Mr. Schneider as a member of the Board; the Board no later than January 16, 2013, shall withdraw the appointment of Mr. Schneider as a director of the Company and appoint Mr. Padrick to serve as a director of the Company until the later of the date of the Annual Meeting of Shareholders of the Company in 2013 (the "2013 Annual Meeting") or the date on which his successor should be elected and qualified, the effectiveness of such appointment and Board vote in favor of Mr. Padrick's appointment to be subject only to: (i) if necessary, Mr. Padrick receiving all approvals by the Washington Department of Financial Institutions, the Federal Deposit Insurance Corporation and the Federal Reserve Bank of San Francisco, or their successors, necessary for him to serve as a director of the Company and of the Bank, and (ii) Mr. Schneider and the Stilwell Group fully complying with their obligations under this Agreement.

(c)           At lines 1-2 of former Section 1.1(b) of the Agreement, now restyled as Section 1.1(c), the phrase "No later than fifteen business days after the execution of this Agreement by all parties" is deleted and replaced with "No later than January 28, 2013."

(d)           At the last two lines of former Section 1.1(b) of the Agreement, now restyled as Section 1.1(c), the phrase "and withdrawing any previous objections to Mr. Schneider's appointment to such boards" is deleted.

(e)           In former Sections 1.1(b) and 1.1(c) of the Agreement, now restyled respectively as Sections 1.1(c) and 1.1(d), all remaining references to "Mr. Schneider" are changed to "Mr. Padrick."

(f)           Section 1.1(d) of the Agreement, now restyled as Section 1.1(e), is deleted and replaced with the following:

(e)
The Company, Mr. Padrick and all members of the Stilwell Group (including Joseph Stilwell in his individual capacity) shall enter into a Non-Disclosure Agreement, substantially in the form attached as Exhibit A hereto, which shall remain in force through Mr. Padrick's tenure on the Board.

(Exhibit A to this Amendment is unchanged from Exhibit A to the Agreement, except for the substitution of Mr. Padrick's name for Mr. Schneider's name.)

(g)           In the heading to Section 1.2 and in Sections 1.2(a) and 1.2(b) of the Agreement, all references to "Mr. Schneider" are changed to "Mr. Padrick."

(h)           At lines 5-6 of Section 1.2(b) of the Agreement, the parenthetical phrase "(or ceases to represent the Stilwell Group as an attorney)" is deleted.

(i)           In Section 1.3 of the Agreement, the reference to "Mr. Schneider" is changed to "Mr. Padrick."

(j)           In Section 1.4 of the Agreement, the first two references to "Mr. Schneider" (found in the second line of the first paragraph of Section 1.4) are changed to "Mr. Padrick."

(k)           In Section 5.1 of the Agreement, the reference to "Mr. Schneider" is changed to "Mr. Padrick."

2.	Effective Date

In Section 5.1 of the Agreement, both references to "February 15, 2013" are changed to "March 1, 2013."

3.	Joint Motion for Extension of Stay

No later than three court days following the execution of this Amendment by all parties, counsel for the parties shall cause to be filed in the Litigation a joint motion to extend the stay of the Litigation, and all proceedings or deadlines therein, until the Effective Date, as modified by this Amendment, has or has not occurred.

4.	Communications

The parties agree that the Joint Press Release attached to this Amendment as Exhibit B will be issued upon execution of this Amendment; and that the Company will file with the U.S. Securities and Exchange Commission ("SEC") a Form 8-K announcing the Amendment, to which copies of this Amendment and the Joint Press Release will be attached as exhibits.

5.	Miscellaneous

(a)           This Amendment and the Agreement shall be read together, as one document, and together constitute the entire agreement among the parties regarding its subject matter and supersede any prior oral or written agreements among them (other than the Agreement as revised by this Amendment) regarding the subject matter contained herein.

(b)           Except as specifically provided herein, all terms and conditions of the Agreement shall remain in full force and effect, without waiver or modification.  In the event of any inconsistencies, the terms of this Amendment shall govern.

(c)           All capitalized terms used in this Amendment and not otherwise defined herein have the same meanings as when used in the Agreement.

(d)           To facilitate execution, this Amendment may be executed in any number of counterparts (including by facsimile and email/pdf transmission), each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment binding on all the parties, notwithstanding that not all parties are signatories to the same counterpart.

(e)           This Amendment shall be governed and construed in accordance with the laws of the State of Washington, without regard to the conflict of law principles thereof.  Should any dispute arise between or among the parties regarding the interpretation or performance of this Amendment, the parties agree that such dispute shall be resolved in the Superior Court for the State of Washington in King County.

IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 1 as of the last date shown below.

VICTOR KARPIAK

/s/Victor Karpiak
Date: January 16, 2013

FIRST FINANCIAL NORTHWEST, INC.

By: /s/Victor Karpiak
[Print Name]Victor Karpiak
Title: President and CEO
Date: January 16, 2013

RAYMOND J. RILEY

/s/Raymond J. Riley
Date: 1/16/13

CARL T. HAGBERG AND ASSOCIATES

By: /s/Carl T. Hagberg
[Print Name] Carl T. Hagberg
Title: Chairman
Date: January 16, 2013

THE STILWELL GROUP

Joseph Stilwell;
Stilwell Value Partners II, L.P.;
Stilwell Value Partners V, L.P.;
Stilwell Value Partners VI, L.P.;
Stilwell Value Partners VII, L.P.;
Stilwell Partners, L.P.;
Stilwell Associates, L.P.;
Stilwell Associates Insurance Fund of the
      S.A.L.I. Multi-Series Fund, L.P.;
Stilwell Value LLC; and

Stilwell Advisers LLC

By: /s/Joseph Stilwell
[Print Name] Joseph Stilwell
Title: Manager
Date: 1/16/13

SPENCER SCHNEIDER

/s/Spencer Schneider
Date: 1/16/13

Exhibit A

NON-DISCLOSURE AGREEMENT

THIS NON-DISCLOSURE AGREEMENT (this "Agreement"), is made and entered into as of the date on which it is fully executed, as indicated by signatures below,  by and among First Financial Northwest, Inc. (the "Company"), the Stilwell Group (composed of Stilwell Associates, L.P., Stilwell Partners, L.P., Stilwell Value Partners II, L.P., Stilwell Value Partners V, L.P., Stilwell Value Partners VI, L.P., Stilwell Value Partners VII, L.P., Stilwell Value LLC, Stilwell Associates Insurance Fund of The S.A.L.I. Multi-Series Fund L.P., Stilwell Advisers LLC, and Joseph Stilwell, an individual, and their employees and representatives), and Kevin D. Padrick, a director nominee of the Stilwell Group ("Padrick").

WHEREAS, the Company has agreed to place Padrick on its board of directors, subject to approval by interested state and federal regulatory agencies;

WHEREAS, the Company, the Stilwell Group and Padrick have agreed that it is in their mutual interests to enter into this Agreement as hereinafter described.

NOW THEREFORE, for good and valuable consideration, the parties hereto mutually agree as follows:

1.           In connection with Padrick serving on the Company's board, Padrick and other Company employees, directors, and agents may divulge nonpublic information concerning the Company and its subsidiaries to the Stilwell Group and such information may be shared among the Stilwell Group's employees and agents who have a need to know such information.  The Stilwell Group expressly agrees to maintain all nonpublic information concerning the Company and its subsidiaries in confidence.  The Stilwell Group expressly acknowledges that federal and state securities laws may prohibit a person from purchasing or selling securities of a company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such other person is likely to purchase or sell such securities, while the first-mentioned person is in possession of material nonpublic information about such company.  The Stilwell Group agrees to comply with the Company's insider trading and disclosure policies, as in effect from time to time, to the same extent as if it were a director of the Company.  To the extent the nonpublic information concerning the Company and its subsidiaries received by the Stilwell Group is material, this Agreement is intended to satisfy the confidentiality agreement exclusion of Regulation FD of the Securities and Exchange Commission (the "SEC") set forth in Section 243.100(b)(2)(ii) of Regulation FD.

2.           Each of the Stilwell Group and Padrick represents and warrants to the Company that this Agreement has been duly and validly authorized (in the case of the entity members of the Stilwell Group), executed and delivered by them, and is a valid and binding agreement enforceable against them in accordance with its terms.

3.           Padrick hereby further represents and warrants to the Company that: (a) he satisfies all of the qualifications to be a director of the Company as set forth in Article III,

Section 4 of the Company's bylaws and any additional applicable qualifications under the laws of the State of Washington or under the regulations of any bank regulatory authority, and that he is not in any way precluded from serving as a director by order or other action of any court, regulatory or other governmental authority; and (b) no event has occurred with respect to Padrick that would require disclosure in a document filed by the Company with the SEC pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, under Item 401(f) of SEC Regulation S-K.

4.           The Stilwell Group acknowledges that with regard to its obligations to maintain the confidentiality of nonpublic information of the Company and its subsidiaries, monetary damages may not be a sufficient remedy for any breach or threatened breach of this Agreement and that, in addition to all other remedies, the Company may be entitled to seek specific performance and injunctive or other equitable relief as a remedy for such breach, and in conjunction therewith the Company shall not be required to post any bond.

5.           This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties in connection therewith not referred to herein.

6.           This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington, without regard to choice of law principles that may otherwise compel the application of the laws of any other jurisdiction.  Each of the parties hereby irrevocably consents to the exclusive jurisdiction of the state and federal courts sitting in the State of Washington to resolve any dispute arising from this Agreement and waives any defense of inconvenient or improper forum.

7.           The terms and provisions of this Agreement shall be deemed severable and, in the event any term or provision hereof or portion thereof is deemed or held to be invalid, illegal or unenforceable, such provision shall be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties, and, in any event, the remaining terms and provisions of this Agreement shall nevertheless continue and be deemed to be in full force and effect and binding upon the parties.

8.           All representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

9.           This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

10.           This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

2

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of the undersigned as of the day and year first above written.

THE STILWELL GROUP		FIRST FINANCIAL NORTHWEST, INC.
	/s/Joseph Stilwell		/s/Victor Karpiak
By: Date	Joseph Stilwell 1/16 , 2013	By: Date	Victor Karpiak, President, Chief Executive Officer and Chairman of the Board January 16 , 2013

KEVIN D. PADRICK

/s/Kevin D. Padrick

Date:  January 14th                 , 2013

3

Exhibit B

JOINT PRESS RELEASE

**For Immediate Release**

For more information, contact: For First Financial Northwest, Inc.: Victor Karpiak, President and Chief Executive Officer, (425) 255-4400 For The Stilwell Group: Ms. Megan Parisi, (212) 269-1551

FIRST FINANCIAL NORTHWEST, INC. AND THE STILWELL GROUP ANNOUNCE AMENDMENT TO LITIGATION SETTLEMENT

Renton, Washington – January 17, 2013 – First Financial Northwest, Inc. (the "Company") (NASDAQ GS: FFNW) and the Stilwell Group announced that they have amended the agreement that was entered into to settle the litigation in which the Stilwell Group challenged the counting of votes in a contested director election at the Company's 2012 Annual Meeting of Shareholders.

The original settlement agreement provided, among other things, that Spencer L. Schneider would be seated on the Company's Board of Directors after receiving any required regulatory approvals.  The Company and the Stilwell Group have now agreed that the Company will instead appoint Kevin D. Padrick to its Board, subject to any required regulatory approvals, and will then nominate Mr. Padrick at the 2013 Annual Meeting of Shareholders for a full three-year term.  Mr. Padrick is a Senior Principal of Obsidian Finance Group, LLC, whose offices are located in Lake Oswego, Oregon.  All other significant terms of the settlement remain the same.

First Financial Northwest, Inc. is the parent company of First Savings Bank Northwest, a Washington chartered stock savings bank headquartered in Renton, Washington, serving the Puget Sound Region through its full-service banking office.  The Company is a part of the ABA NASDAQ Community Bank Index.  For additional information about the Company, please visit www.fsbnw.com and click on the "Investor Relations" section.

The Stilwell Group is a New York-based money management firm which currently owns approximately 9.41% of the Company's outstanding shares of common stock.

 ###